UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

MasterBrand, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41545	88-3479920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Suite 300 Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-622-4782

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 20, 2024, MasterBrand Cabinets LLC, a Delaware limited liability company (“MasterBrand LLC”) and a wholly-owned subsidiary of MasterBrand, Inc. a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with Dura Investment Holdings LLC, a Delaware limited liability company (“Dura”),  Dogwood Merger Sub LLC, a Delaware limited liability company (“Merger Sub”) and GHK North Star Holdings LLC, a Delaware limited liability company, as Seller Representative (the “Seller Representative”). Pursuant to the Agreement, MasterBrand LLC will acquire Dura, for a purchase price of $520 million in cash, subject to customary adjustments as set forth in the Merger Agreement, via a merger whereby Merger Sub will merge with and into Dura (the “Merger”) with Dura surviving the Merger as a wholly-owned subsidiary of MasterBrand LLC. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

No approval of the Company’s stockholders is required in connection with the Agreement.

The consummation of the transaction contemplated by the Agreement is subject to certain specified closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and customary closing conditions, including, subject to certain materiality exceptions, the accuracy of each party’s representations and warranties and each party’s compliance with its obligations and covenants under the Agreement.

Subject to the satisfaction or waiver of the foregoing conditions and the other terms and conditions contained in the Agreement, the transaction is expected to close in the third quarter of 2024.

The Agreement contains certain termination rights for MasterBrand LLC and Dura, in certain circumstances, including: (a) by mutual written agreement of the parties, (b) by either party if the transaction is not consummated by February 20, 2025 (the “End Date”), which may be extended at the option of MasterBrand LLC or Dura until May 20, 2025 if all conditions to the Closing, other than certain conditions relating to antitrust laws or those that by their nature are satisfied at on the Closing Date, have been satisfied or waived on or prior to the End Date, (c) by either party if the transaction would violate any non-appealable final order, decree or injunction of any governmental authority or (d) by either party for certain breaches of the Agreement that are not cured. If the Merger Agreement is terminated in certain instances for failure to consummate the Merger by the End Date (as may be extended) as a result of certain conditions relating to antitrust laws failing to be satisfied or waived,  MasterBrand LLC will be required to pay Dura a termination fee of $25,000,000 (the “Buyer Termination Fee”).

MasterBrand LLC and Dura also made customary representations and warranties in the Merger Agreement, subject to customary qualifications. Additionally, Dura agreed to customary covenants regarding the operation of the business of Dura and its subsidiaries prior to the Closing. MasterBrand LLC obtained a representation and warranty insurance policy in connection with the Merger. The Merger Agreement also provides that MasterBrand LLC, on one hand, or Dura, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Closing if the conditions set forth in the Merger Agreement are satisfied.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete, and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement which is attached as Exhibit 2.1 and is incorporated by reference herein. The Merger Agreement has been included to provide investors with information regarding their terms and are not intended to provide any other factual information about the Company, MasterBrand LLC, Merger Sub, Dura, the Seller Representative or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

Item 7.01	Regulation FD Disclosure.

On May 21, 2024, the Company issued a press release announcing the execution of the Merger Agreement. Pursuant to Regulation FD, a copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. Statements preceded by, followed by or that otherwise include the word “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors include those listed under “Risk Factors” in Part I, Item 1A of our Form 10-K for the fiscal year ended December 31, 2023, and other filings with the Securities and Exchange Commission.

The forward-looking statements included in this document are made as of the date of this Current Report on Form 8-K and, except pursuant to any obligations to disclose material information under the federal securities laws, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this Current Report on Form 8-K.

Some of the important factors that could cause our actual results to differ materially from those projected in any such forward-looking statements include:

•	Our ability to develop and expand our business;

•	Our ability to develop new products or respond to changing consumer preferences and purchasing practices;

•	Our anticipated financial resources and capital spending;

•	Our ability to manage costs;

•	Our ability to effectively manage manufacturing operations, and capacity or an inability to maintain the quality of our products;

•	The impact of our dependence on third parties to source raw materials and our ability to obtain raw materials in a timely manner or fluctuations in raw material costs;

•	Our ability to accurately price our products;

•	Our projections of future performance, including future revenues, capital expenditures, gross margins, and cash flows;

•	The effects of competition and consolidation of competitors in our industry;

•	Costs of complying with evolving tax and other regulatory requirements and the effect of actual or alleged violations of tax, environmental or other laws;

•	The effect of climate change and unpredictable seasonal and weather factors;

•	Conditions in the housing market in the United States and Canada;

•	The expected strength of our existing customers and consumers and any loss or reduction in business from one or more of our key customers or increased buying power of large customers;

•	Information systems interruptions or intrusions or the unauthorized release of confidential information concerning customers, employees, or other third parties;

•	Worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis;

•	The effects of a public health crisis or other unexpected event;

•	Changes in the anticipated timing for closing the potential transaction;

•	Delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transaction;

•	The outcome of any legal proceedings that may be instituted against the Company, MasterBrand LLC or Dura following the announcement of the Merger;

•	The inability to complete the Merger;

•
The inability to recognize the anticipated benefits of the Merger, including synergies, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees;

•	Business disruption during the pendency of or following the Merger;

•	Diversion of management time on transaction-related issues;

•	The reaction of customers and other persons to the potential transaction; and

•	Other statements contained in this Current Report on Form 8-K regarding items that are not historical facts or that involve predictions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of May 20, 2024, by and among Dura Investment Holdings LLC, Dogwood Merger Sub LLC, MasterBrand Cabinets LLC and GHK North Star Holdings, LLC, as Seller Representative.*

99.1	Press Release, dated May 21, 2024 issued by MasterBrand, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERBRAND, INC.

Date: May 21, 2024	By:	/s/ R. David Banyard, Jr.
	Name:	R. David Banyard, Jr.
	Title:	Chief Executive Officer